STRUCTURED INVESTMENTS

                                                         Free Writing Prospectus
                                                              Dated May 13, 2010
                                           Registration Statement No. 333-156423
                                                      Filed Pursuant to Rule 433

Client Strategy Guide: May 2010 Offerings

[GRAPHIC OMITTED]
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: May 2010 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Core Offerings

Six Core Investments Offered

U.S. Equities	.... page 6 Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 7 .... page 8
International Equities	....
Commodities	.... page 11

Tactical Offerings

Actionable Themes in the Marketplace

U.S. Equities	.... page 12 Equity LASERS℠ based on the Financial Select Sector SPDR® Fund (XLF) by Morgan Stanley. .... page 13 10% to 12% ELKS® based on Bank of America Corporation (BAC) by Morgan Stanley .... page 14 .... page 15 JUMP Securities based on the PHLX Housing Sector℠ Index (HGX) by Morgan Stanley .... page 16
International Equities	.... page 17
Commodities	.... page 18
Currencies	90% Principal Protected Currency-Linked Notes based on a Currency Basket (BRL, RUB, INR, MYR) vs. the U.S. Dollar by Morgan Stanley .... page 19

Selected Risks & Considerations .... page 20

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. May 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: May 2010 Offerings                                 Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market
-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

o   For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on
the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley. com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the market -linked certificates of deposit) are not bank deposits and are not insured or guaranteed by the Federal
Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market -Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market -Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                 Page 4

Selected Features and Risk Disclosures
Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation
o    Returns based on a defined formula
o    Variety of underlying assets, including equities, commodities, currencies and interest rates
o    Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured
Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected
Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                 Page 5

Structured Investments Spectrum

Structured Investments can be divided into five broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Principal Protected, Partial Principal Protected,
Enhanced Yield, Leveraged Performance and Access.

Principal Protected Investments combine the return of all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

[]   May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay all principal at maturity.

Partial Principal Protected Investments combine the return of some principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

[]   May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

[]   May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

[]   May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

[]   May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                 Page 6

     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

MorganStanley SmithBarney
Client Strategy Guide: May 2010 Offerings Page 7

Opportunities in U.S. Equities

Leveraged Performance

Buffered PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview	✓ Leveraged exposure to an underlying asset up to a maximum payment at maturity, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity ✓ May be appropriate for investors who anticipate moderate price appreciation on the S&P 500® Index and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower maximum payment at maturity, for limited protection against depreciation of the underlying asset
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the S&P 500® Index beyond the buffer amount ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer amount, the investor will lose 1% for every 1% decline below the specified buffer amount, subject to a minimum payment at maturity. **The investor may lose up to 90% of the stated principal of the Buffered PLUS.** The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	May 24, 2012 (approximately 2 Years)
Leverage Factor	150%
Buffer Amount	10%
Payment at Maturity per Buffered PLUS	• If the Final Index Value is *greater than* the Initial Index Value: ○ $10 + the Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value but has decreased from the Initial Index Value by an amount *less than or equal* to the Buffer Amount of 10%: ○ $10 • If the Final Index Value is *less than* the Initial Index Value and has decreased from the Initial Index Value by an amount *greater than* the Buffer Amount of 10%: ○ ($10 x the Index Performance Factor) + $1.00 *This amount will be less than the stated principal amount of $10. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity.*
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$11.20 to $11.70 per Buffered PLUS (112% to 117% of the stated principal amount), to be determined on the pricing date
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the stated principal amount)
Index Performance Factor	Final Index Value / Initial Index Value
Issue Price/Stated Principal Amount	$10 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – May 24, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. May 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: May 2010 Offerings                                 Page 8

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                 Page 9

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                Page 10

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                Page 11

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2010

Client Strategy Guide: May 2010 Offerings                                Page 12

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                Page 13

Opportunities in U.S. Equities

Leveraged Performance [] Equity LASERS (SM) based on the Financial Select Sector
SPDR([R]) Fund (XLF)

Strategy             []   Equity LASERS (SM) allow investors to capture returns
Overview                  matching the underlying shares actual positive
                          performance and provide some protection against loss
                          should the underlying shares have a negative
                          performance, but expose the investor to full downside
                          risk if the underlying shares trade to or below 75% of
                          the initial share value at any time from but excluding
                          the pricing date to and including the valuation date
                          (whether intra-day or at the close of trading on any
                          trading day)

                     []   The limited loss protection only applies if the
                          underlying shares do not decline in value below a
                          predetermined percentage at any time

                     []   Equity LASERS (SM) can potentially outperform the
                          underlying shares to the extent that the performance of
                          the Financial Select Sector SPDR(R) Fund is below the
                          fixed percentage return, if at all times the value of
                          the underlying shares is above the predetermined
                          percentage

Risk                 []   No principal protection
Considerations
                     []   Full downside exposure to the Financial Select Sector
                          SPDR(R) Fund if the Financial Select Sector SPDR(R)
                          Fund falls to or below the predetermined percentage at
                          any time

                     []   Does not provide for current income; no interest
                          payments

The Equity LASERS, which we refer to as the LASERS, will pay an amount in cash at maturity that may be greater than, equal to or less than the stated principal amount depending on (i) the share closing price of the underlying shares on the valuation date and (ii) the share price of the underlying shares at all times from but excluding the pricing date to and including the valuation date. If the share price of the underlying shares does not decline to or below 75% of its initial price at any time from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any trading day), you will receive, in addition to the principal, a return based on the greater of the share percent change and the specified fixed percentage. However, if the share price of the underlying shares declines to or below 75% of its initial price at any time from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any trading day), the payment at maturity will be solely based on the share percent change and, therefore, you will be fully exposed to the negative performance of the underlying shares on the valuation date. The payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero. The LASERS are senior unsecured obligations of Morgan Stanley, and all payments on the LASERS are subject to the credit risk of Morgan Stanley.

Issuer                       Morgan Stanley

Underlying Shares            Financial Select Sector SPDR([R]) Fund

Maturity Date                May 24, 2013 (approximately 3 Years)

Principal Protection         None

Coupon                       None

Payment at Maturity          $10 + Share Return Amount, which may be greater
                             than, equal to or less than the stated principal
                             amount

Fixed Percentage             10% to 15%. The actual Fixed Percentage will be
                             determined on the pricing date.

Share Return Amount          If the share price is greater than the Downside
                              Threshold Value at all times from but excluding
                              the pricing date to and including the valuation
                              date (whether intra-day or at the close of trading
                              on any trading day), the Share Return Amount will
                              equal: $10 x [the greater of (i) the Share Percent
                              Change and (ii) the Fixed Percentage]
                             If the share price is less than or equal to the
                              Downside Threshold Value at any time from but
                              excluding the pricing date to and
                              including the valuation date (whether intra-day or
                              at the close of trading on any trading day), the
                              Share Return Amount will equal:
                              $10 x the Share Percent Change
                             In this scenario, the payment at maturity may be
                              less, and potentially significantly less, than the
                              stated principal amount and could be zero. There
                              is no minimum payment at maturity on the LASERS.

Share Percent Change         (Final Share Price -- Initial Share Price) /
                             Initial Share Price

Downside Threshold Value     75% of the Initial Share Price

Listing                      The Equity LASERS(SM) will not be listed on any
                             securities exchange

Issue Price/Stated Principal $10 per Equity LASERS(SM)
Amount

Expected Pricing Date(1)     This offering is expected to close for ticketing on
                             Monday -- May 24, 2010.

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                Page 14

Opportunities in U.S. Equities

Enhanced Yield [] 10% to 13% ELKS([R]) based on United States Steel Corporation
(X)

Strategy            []   Relatively short-term yield enhancement strategy that
Overview                 offers above market, fixed monthly coupons in exchange
                         for full downside exposure to the underlying equity
                         and, in most cases, no appreciation potential on the
                         underlying equity. Investors will realize appreciation
                         potential only if, on any trading day, the underlying
                         equity closes at or below the downside threshold
                         closing price and at maturity (or on the valuation
                         date if the cash election is made by the issuer)
                         closes above its initial equity price

                    []   ELKS offer limited protection against a decline in the
                         price of the underlying equity at maturity only if the
                         underlying equity does not close at or below the
                         predetermined downside threshold closing price on any
                         trading day during the investment term

                    []   Monthly coupon is paid regardless of the performance
                         of the underlying equity

Risk                []   No principal protection
Considerations
                    []   Full downside to the underlying equity if the
                         underlying equity closes at or below the downside
                         threshold closing price on any trading day during the
                         investment term

                    []   No participation in any appreciation of the underlying
                         equity unless the underlying equity closes at or below
                         the downside threshold closing price on any trading
                         day during the investment term and at maturity (or on
                         the valuation date if the cash election is made)
                         closes above its initial equity price

                    []   If the underlying equity closes at or below the
                         downside threshold closing price on any trading day
                         during the investment term and at maturity closes
                         below the initial equity price, the ELKS will redeem
                         for shares of the underlying equity, or the equivalent
                         cash value, with a value less than the initial
                         investment if the underlying equity closes below the
                         initial equity price on the maturity date (or the
                         valuation date if the issuer elects to deliver cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date, and will have the terms described below, as supplemented by the accompanying prospectus supplement and prospectus. The ELKS do not guarantee any return of principal at maturity. At maturity, the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the common stock of Bank of America Corporation decreases to or below the downside threshold price on any trading day over the term of the ELKS, a number of shares of common stock of Bank of America Corporation equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of common stock of
Bank of America Corporation or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer                       Morgan Stanley

Underlying Equity            The common stock of Bank of American Corporation
                             (BAC)

Maturity Date                November 23, 2010 (approximately 6 Months)

Principal Protection         None

Coupon                       10% to 12% per annum (approximately equivalent to $0.4889
                             to $0.5867 per ELKS for the term of the ELKS), paid
                             monthly and calculated on a 30/360 basis. The actual
                             coupon will be determined on the pricing date.

Coupon Payment Dates         Monthly, on the 23rd of each month, beginning on
                             June 23, 2010

                             If on any trading day from but excluding the pricing date
                             to and including the valuation date:
                             o    the closing price has not decreased to or below the
                                  Downside Threshold Price, then you will receive an
                                  amount in cash equal to $10 per ELKS; or
                             o    the closing price has decreased to or below the
                                  Downside Threshold Price, then you will receive shares
Payment at Maturity per ELKS      of Bank of America Corporation common stock in
                                  exchange for each ELKS in an amount equal to the
                                  Equity Ratio per ELKS or, if we so elect, the cash
                                  value (determined as of the valuation date) of such
                                  shares.
                             The value of those shares of common stock or that cash, as applicable, may be significantly less than the stated
                             principal amount of the ELKS and may be zero.

Downside Threshold           80% of the Initial Equity Price

Initial Equity Price         The closing price of the Underlying Equity on the
                             pricing date

Equity Ratio                 $10 divided by the Initial Equity Price, subject to
                             adjustment for certain corporate events affecting
                             the Underlying Equity Issuer. The Equity Ratio
                             will be determined on the pricing date.

Issue Price/Stated Principal
Amount                       $10 per ELKS

Listing                      The ELKS will not be listed on any securities
                             exchange.

Expected Pricing Date(1)     This offering is expected to close for ticketing on
                             Monday -- May 24, 2010.

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                Page 15

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                Page 16

Opportunities in U.S Equities

Leveraged Performance [] JUMP Securities based on the PHLX Housing Sector (SM)
Index (HGX)

Strategy            []   Enhanced return within a certain range of price
Overview                 performance and the same downside risk as a direct
                         investment with 1-for-1 downside exposure

                    []   May be appropriate for investors anticipating moderate
                         appreciation on the PHLX Housing Sector(SM) Index and
                         seeking enhanced returns within a certain range of
                         index performance, in exchange for a cap on the maximum
                         payment at maturity

Risk                []   No principal protection
Considerations
                    []   Full downside exposure to the PHLX Housing Sector(SM)
                         Index

                    []   Appreciation potential is limited to the fixed upside
                         payment at maturity

                    []   Does not provide for current income; no interest
                         payments

                                        []       Exposure concentrated in the residential housing industry

The Jump Securities offer the opportunity for investors to earn a return based on the performance of the PHLX Housing Sector(SM) Index. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of any of the principal at maturity. Instead, at maturity, you will receive a positive return on the securities equal to 14% to 18%, which we refer to as the upside payment, if the index value on the valuation date is at all above the initial index value. If, on the other hand, the index value on the valuation date is at or below the initial index value, you will receive for each $10 stated principal amount of securities that you hold a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease in the final index value from the initial index value. This amount may be significantly less than the stated
principal amount of the securities and may be zero. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer                           Morgan Stanley

Underlying Index                 PHLX Housing Sector(SM) Index

Maturity Date                    June 24, 2011 (13 Months)

Upside Payment                   $1.40 to $1.80 per Security (14% to 18% of the
                                  stated principal amount) to be determined on
                                  the pricing date. Accordingly, even if the
                                  Final Index Value is significantly greater
                                  than the Initial Index Value, your payment at
                                  maturity will not exceed $11.40 to $11.80 per
                                  Security.
                                 []  If the Final Index Value is greater than
                                     the Initial Index Value,
                                     $10 + the Upside Payment

Payment at Maturity per Security []  If the Final Index Value is less than or equal to the Initial Index Value,
                                     $10 x Index Performance Factor
                                 This amount will be less than or equal to the
                                 stated principal amount of $10. There is no
                                 minimum payment at maturity.

Index Performance Factor         Final Index Value / Initial Index Price

Listing                          The Securities will not be listed on any
                                 securities exchange.

Issue Price                      $10 per Security

Expected Pricing Date(1)         This offering is expected to close for
                                 ticketing on Monday -- May 24, 2010.

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                Page 17

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                Page 18

                        [Page left intentionally blank]
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

MorganStanley SmithBarney
Client Strategy Guide: May 2010 Offerings Page 19

Opportunities in Currencies

Partial Principal Protected

90% Principal Protected Currency-Linked Notes based on a Currency Basket (BRL, RUB, INR, MYR) vs. the U.S. Dollar

Strategy Overview	✓ 90% principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying currency basket ✓ The return on the notes will be based on the appreciation, if any, of a basket of four currencies relative to the U.S. dollar ✓ May be appropriate for investors who have a bullish outlook on the underlying currency basket over the investment term, but are concerned about potential loss of principal
Risk Considerations	✓ 90% principal protection is available only at maturity and is subject to issuer credit risk ✓ Will yield no positive return if the underlying currency basket does not appreciate ✓ Does not provide for current income; no interest payment ✓ Notes are subject to currency exchange risk of emerging market economies

90% Principal Protected Currency-Linked Notes provide investors with exposure to an individual currency or a basket of currencies and guarantee the return of a substantial percentage of the principal amount if held to maturity. They are for investors who are willing to risk loss of some of their initial investment and forgo market interest rates in exchange for partial principal protection and upside exposure to the underlying currency or basket of currencies. The return on the notes will be based on the performance of the basket of four currencies relative to the U.S. dollar. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley						
Underlying Basket	Brazilian Real (BRL)	25%	Russian Ruble (RUB)	25%	Indian Rupee (INR)	25%	Malaysian Ringgit (AZR) 25%
Maturity Date	The notes will mature 2 to 2.5 years after the original issue date and the exact maturity date will be determined on the pricing date. The earliest possible maturity date will be May 24, 2012 and the latest possible maturity date will be November 26, 2012.						
Minimum Payment Amount	$900 per Note (90% of the stated principal amount)						
Payment at Maturity per Note	o If the basket appreciates relative to the U.S. dollar (i.e. the basket performance is positive): o $1,000 + Supplemental Redemption Amount o If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e. the basket performance is zero or negative): o $1,000 + ($1,000 x Basket Performance), subject to the Minimum Payment Amount *If the basket depreciates, the Basket Performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per Note by an amount that is proportionate to the percentage depreciation of the basket. However, under no circumstances will the Payment at Maturity be less than the Minimum Payment Amount of $900 per Note.*						
Participation Rate	At least 100%. The actual participation rate will be determined on the pricing date and will not be less than 100%.						
Supplemental redemption amount per Note	$1,000 *times* the Basket Performance *times* the Participation Rate.						
Basket Performance	Sum of the Currency Performance Values of each of the basket currencies						
Currency Performance	With respect to each basket currency: (initial exchange rate / final exchange rate) – 1 *Under the terms of the notes, a positive currency performance means the basket currency has appreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has depreciated relative to the U.S. dollar.*						
Currency Performance Value	With respect to each basket currency: Currency Performance x Weighting						
Interest	None						
Listing	The notes will not be listed on any securities exchange.						
Issue Price/Stated Principal Amount	$1,000 per Note						
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – May 24, 2010						

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. May 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: May 2010 Offerings                                Page 20

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market -linked certificate of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.
--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

Client Strategy Guide: May 2010 Offerings                                Page 21

Conflicts of Interest
The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific
Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or
Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market -maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market -maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the principal of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.
--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                      May 2010

MorganStanley SmithBarney

Client Strategy Guide: May 2010 Offerings Page 22

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®," "S&P 500®" and "SPDR®" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

Dow Jones and Citigroup Global Markets have entered into a non-exclusive license agreement providing for the license to Citigroup Inc., Citigroup Funding and its affiliates, in exchange for a fee, of the right to use indices owned and published by Dow Jones in connection with certain financial instruments, including the Index LASERS℠.

LASERS℠ is a registered service mark of Citigroup Global Markets Inc.

ELKS® is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

"Nasdaq®," "OMX®," "PHLX Housing Sector℠" and "HGX℠" are registered trademarks or service marks of The NASDAQ OMX Group, Inc. and have been licensed for use.

Copyright © by Morgan Stanley 2010, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. May 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.